                                                                    Exhibit 99.1

Exhibit 99.1

Form 4 Continuous Sheet - Joint Filer Information

This Statement on Form 4 is filed by Temasek Holdings (Private) Limited, Temasek
Capital (Private) Limited and Seletar Investments Pte Ltd. The principal business address of each of the Reporting Persons is 60B Orchard Road, #06-18
Tower 2, The Atrium@Orchard, Singapore 238891.

Name of the Designated Filer:             Temasek Holdings (Private) Limited
Date of Event Requiring Statement:        October 13, 2011
Issuer Name and Ticker or Trading Symbol: Avago Technologies Limited (AVGO)

Dated as of October 17, 2011

                                          TEMASEK HOLDINGS (PRIVATE) LIMITED

                                          By: /s/ Chia Yue Joo Lena
                                             -----------------------------------
                                          Name: Chia Yue Joo Lena
                                          Title: Authorised Signatory, Managing
                                          Director, Legal & Regulations of
                                          Temasek International Pte. Ltd.

                                          TEMASEK CAPITAL (PRIVATE) LIMITED

                                          By: /s/ Chia Yue Joo Lena
                                             -----------------------------------
                                          Name: Chia Yue Joo Lena
                                          Title: Director

                                          SELETAR INVESTMENTS PTE LTD.

                                          By: /s/ Ang Peng Huat
                                             -----------------------------------
                                          Name: Ang Peng Huat
                                          Title: Authorised Signatory